AMENDED AND RESTATED LEASE

                                    BETWEEN
                       LIBERTY HALL JOINT VENTURE, L.L.C.


                                      AND

                                NUI CORPORATION



                             Dated:  April 28, 2000


                               TABLE OF CONTENTS
                                                          PAGE
      1. Agreement of Lease                                1
      2. Term                                              4
      3. Rent                                              4
      4. Use and Occupancy                                 6
      5. Maintenance Obligations                           7
      6. Lessee Property                                  14
      7. Alterations, Additions or Improvements           15
      8. Abandonment                                      16
      9. Assignment and Sublease                          16
     10. Destruction by Fire or Other Casualty            17
     11. Condemnation                                     20
     11A Restoration                                      23
     12. Events of Default                                25
     13. Remedies; Conditional Limitation                 26
     14. Bankruptcy                                       29
     15. Subordination of Lease                           31
     16. Right ot Cure Breaches                           31
     17. Construction Liens                               32
     18. Right of Entry                                   32
     19. Utilities                                        33
     20. Taxes                                            34
     21. Insurance                                        36
     22. Signs                                            43
     23. [Intentionally Left Blank]                       43
     24. Estoppel Certificates                            43
     25. Right to Show Premises                           44
     26. Waiver of Trial by Jury                          44
     27. No Other Representations                         45
     28. Quiet Enjoyment                                  45
     29. Force Majeure                                    45
     30. General Cooperation                              45
     31. Holding Over                                     46
     32. Memorandum of Lease                              46
     33. Section Headings                                 47
     34. Applicability to Heirs and Assigns               47
     35. [Intentionally Left Blank]                       47
     36. Notices                                          48
     37. Effect of Waivers                                49
     38. Authority                                        49
     39. Severability of Provisions                       49
     40. Governing Law                                    49
     41. Number and Gender                                49
     42. Assignment of Existing Leases                    50
     43. Mortgagee's Notice and Opportunity to Cure       50
     44. [Intentionally Left Blank]                       51
     45. Renewal Option                                   51
     46. Right of Second Offer                            51
     47. Environmental Laws                               52
     48. Attorney's Fees                                  56
     49. Replacement of 1987 Lease                        56
     50. Limitation of Lessor's Liability                 56
     51. Title and Conditions                             57
     52. Payment of Impositions, Compliance with Legal
         Requirements and Insurance Requirements          59
     53. Net Lease                                        60
     54. Miscellaneous                                    61
     55. Compliance with Americans with Disabilities Act  65
     56. Lender Approval and Modifications                65

     Schedule A _ Description of Land
     Exhibit A _ Rent Schedule
     Exhibit B _ Lessee Improvements and Trade Fixtures
     Exhibit C _ Existing Leases
     Exhibit D _ Environmental Questionnaire


     THIS AMENDED AND RESTATED LEASE (this "Lease"), made as of the 28th day of April, 2000, by and between LIBERTY HALL JOINT VENTURE, L.L.C., a Delaware limited liability company, whose address is 11 Commerce Drive, Cranford, New Jersey, 07016 (hereinafter called "Lessor"), and NUI CORPORATION, a New Jersey corporation (and successor by merger on April 19, 1994, to Elizabethtown Gas Company, now an operating division of NUI Corporation) whose address is 550 Route 202-206, Bedminster, New Jersey, 07921 (hereinafter called "Lessee").


     WITNESSETH:
     Whereas, Liberty Hall Joint Venture, a New Jersey general partnership (the "Beneficial Owner"), and Lessee are parties to a certain Lease dated August 17, 1987, as the same has been amended from time to time by formal amendments and letter agreements by and between Beneficial Owner and Lessee ("1987 Lease"), for approximately 160,000 gross rentable square feet of office space in a building located at 1085 Morris Avenue, Union, New Jersey and commonly known as Liberty Hall Corporate Center One; and

     Whereas, Beneficial Owner has conveyed its fee simple interest in the Premises, together with all of its right, title and interest in the 1987 Lease, to Lessor; and Whereas, Lessor and Lessee desire to amend and restate the 1987 Lease and replace the terms and conditions of the 1987 Lease in their entirety with this Lease; and

     Whereas, by execution and delivery by Lessor and Lessee of this Lease, Lessor assumes from and after the Commencement Date (hereafter defined) all obligations as owner of the Premises and as Lessor under this Lease, and Lessee shall look solely to Lessor for performance of all obligations of Lessor under this Lease.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

     1. Agreement of Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, for the Term and upon the terms, conditions and covenants provided below, the "Premises" consisting of, collectively, all the following:

     a. A certain Condominium Unit known as "Corporate Center One Unit" as described in the Master Deed for Liberty Hall Corporate Center Condominium, dated March 31,1988, and recorded in the Union County Register's Office on April 5, 1988 in Deed Book 3546, page 198 ("Master Deed"), as amended by (i) First Amendment to Master Deed For Liberty Hall Corporate Center Condominium, dated August 11, 1989, and recorded in Deed Book 3608, page 656 ("First Amendment"), (ii) Second Amendment to Master Deed For Liberty Hall Corporate Center Condominium, dated May 27, 1992, and recorded in Deed Book 3844, page 335 ("Second Amendment"), Third Amendment to Master Deed For Liberty Hall Corporate Center Condominium, dated November 13, 1998, and recorded in Deed Book 4759, page 216 ("Third Amendment"), and Fourth Amendment to Master Deed for Liberty Hall Corporate Center Condominium, dated April 4,2000,and recorded or to be hereafter recorded in the Union County Register's Office ("Fourth Amendment," and together with the Master Deed, First Amendment, Second Amendment and Third Amendment, collectively, the "Master Deed")), such condominium unit being known and designated as Lot 4.0101 C0101, in Block 101 on the Tax Maps of the Township of Union, County of Union and State of New Jersey, and more particularly described on Schedule A annexed hereto and made a part hereof(hereinafter called the "Land"), together with a certain office building constructed on the Land consisting of approximately two hundred thousand (200,000) square feet and located at 1085 Morris Avenue in Union, New Jersey and commonly known as Liberty Hall Corporate Center One (hereinafter the "Building"), together with the existing three-story parking deck constructed for the use of tenants of the Building adjacent to the westerly side of the Building (hereinafter the "Parking Deck"), and together with all other improvements constructed on the Land and together with all easements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant hereto;

     (b) All rights, title and interests of Lessor, as the owner of Corporate Center One Unit with respect to the Parking Deck and the Common Elements (as defined in the Master Deed) appurtenant to such Condominium Unit including, without limitation, the following: (i) as and to the extent now or hereafter provided in the Master Deed, the right, in common with other lessees of present and future buildings constructed, or to be constructed, on the Property (as such term is defined in the Master Deed) to use access driveways to public streets and to park in the parking areas now located or to be located on the Property, and the exclusive right to use all parking spaces (except 113 parking spaces which are allocated to Corporate Center Two Unit) in the Parking Deck; (ii) as and to the extent now or hereafter specifically designated by Lessee (or otherwise allocated to Lessee) for its exclusive use (A) the exclusive right to use one hundred (100) contiguous parking spaces in the Parking Deck, and (B) the exclusive right to use all of the visitor parking lot spaces immediately adjacent to the easterly side of the Building; and (iii) as and to the extent now or hereafter set forth in the Master Deed, the use of such other parking structures (including, without limitation, any Additional Parking Spaces, as provided in Section 5(c) hereto as may be constructed on the Property, in common with other lessees of present and future buildings constructed, or to be constructed, on the Property pursuant to the Master Deed.

     Nothing herein shall be construed as imposing any obligation on Lessor to provide any improvements or services relating to parking. Lessor and Lessee agree that they will not, except to the extent required to comply with any Legal Requirement, permit or cause the access driveways in, over and through the parking areas and to the public streets to be blocked or otherwise hindered, so as to restrict or deny free flow of vehicular traffic in, through and over said access driveways and parking areas.

     In any case where this Lease refers to any agreement, covenant, undertaking, obligation or liability of Lessee with respect to the "Premises," the "Premises" shall be deemed to include, in addition to all land, improvements, rights, title, estates and interests described in subsections (a) and (b) above of this Section 1, as comprising the Premises, all demising walls, finishes, systems, equipment apparatus, fixtures, and improvements of every kind affixed within the Building (including, without limitation, the property of Lessee referred to in Section 6 of this Lease) regardless of whether title thereto is vested in Lessor or in any person other than Lessor (including, without limitation, any tenant or occupant of the Building).

     2. Term.. This Lease shall begin on April 28, 2000 (the "Commencement Date") and shall continue for a term of twenty-two (22) years from and after May 1, 2000, ending on April 30, 2022, unless sooner terminated pursuant to Section 10(c), 11(c), 13 or 14 of this Lease, or unless extended in accordance with Section 45 of this Lease (the "Term"). The last day of the scheduled Term of this Lease (meaning the original scheduled term or, if applicable, any renewal term) is sometimes referred to in this Lease as the "Expiration Date."

     3.Rent.

     a. Basic Rent The Lessee shall pay to the Lessor during the Term annual basic rent ("Basic Rent") in United States Dollars in accordance with that certain Rent Schedule annexed hereto as Exhibit "A" and made a part hereof

     (b) Payment of Basic Rent. One-twelfth (1/12) of the then applicable annual Basic Rent shall be payable in advance on the first day of each calendar month during the Term (each a "Basic Rent Payment Date"). Basic Rent for any month only a part of which occurs during the Term shall be equitably allocated on a per diem basis. Lessee shall pay Basic Rent, and any Additional Rent (as defined below) as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place or to such other person as Lessor may designate in writing by company check or by bank wire transfer of immediately available federal funds before 11:00 A.M., Eastern Time. If requested by the Lender, the foregoing payments shall be made by wire transfer of immediately available federal funds before I 1:00 A.M. Eastern Time.

     (c) Additional Rent. Lessee shall also be responsible for the payment at the time and in the manner provided for herein of additional rent consisting of all other sums of money which shall be due and payable by Lessee under the terms and conditions of this Lease (such sums are hereinafter referred to as "Additional Rent"). Additional Rent for any item only a part of which is equitably allocable to the Term shall be limited to the portion so allocable to the Term. Lessor shall have the same remedies for Lessee's default in the payment of Additional Rent as Lessor has for Lessee's default in the payment of Basic Rent. Additional Rent shall be billed separately from Basic Rent.

     (d) Late Charge. If all or any portion of a monthly installment of Basic Rent or Additional Rent is paid more than nine (9) days after its due date hereunder (a "Late Payment"), a late charge (a "Late Charge") equal to the lesser of four percent (4%) of the Late Payment or the maximum amount permitted by applicable law shall be due and payable as part of such Late Payment. In addition, if all or any portion of a monthly installment of Basic Rent or Additional Rent is not paid by its due date, Lessee shall pay to Lessor on demand, as Additional Rent, interest on such overdue installment or portion thereof from the due date until payment is received at a rate (the "Overdue Rate"), calculated on the basis of a 360-day year of twelve equal months, equal to the greater of (i) twelve percent (12%) per annum or (ii) four percent (4%) per annum over the prime commercial lending rate announced from time to time by Citibank, N.A., or its successor (or if no longer in existence, a banking institution selected by Lessor with a net worth of at least $5,000,000,000) but in no event greater than the maximum rate permitted by applicable law.

     (e) No Set-offs. Lessee's duty to pay Basic Rent and Additional Rent shall exist without demand for payment. Lessee shall have no right under any circumstances to withhold or refuse to pay when due all or any part of Basic or Additional Rent

     (f) Accord and Satisfaction. No payinent by Lessee or receipt by Lessor of a lesser amount than the Basic Rent or Additional Rent payable hereunder shall be deemed to be other than a payment on account of the Basic Rent or Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check for payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Basic Rent or Additional Rent or pursue any other remedy provided herein or by law.

     (g) Termination. Upon expiration or termination of this Lease, all obligations of Lessee to pay Basic Rent and Additional Rent as well as all other obligations of Lessee, shall terminate, except for (a) Basic Rent, Additional Rent and any other obligations of the Lessee which have accrued prior to the date of termination or expiration, and (b) any obligations of the Lessee which expressly survive such termination or expiration. Nothing herein shall limit any rights or remedies of Lessor under this Lease upon any default by Lessee.

     (h) True Lease. Lessor and Lessee agree that this Lease is a "true lease" and does not represent a financing arrangement. Each party shall reflect the transactions evidenced by this Lease in all books, records and reports in a manner consistent with "true lease" treatment rather than "financing" treatment.

     4. Use and Occupancy. Lessee shall use and occupy the Premises for general offices or for any other lawful related use, all in keeping with uses for office buildings of similar quality and age in Northern New Jersey ("Permitted Use"). Lessee will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor permit anything to be done which will in any way increase the rate of insurance on the Building or contents contained therein. Lessee will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other lessees, if any. Lessee will maintain the Premises in a clean, healthful and safe condition and will comply with all Legal Requirements. Lessee will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any purpose which would have, or has the potential to have, an adverse environmental impact on the Premises, Building, Land, Common Elements, or any other portion of the Property. In no event shall the Premises be used for any purpose which shall violate any of the provisions of any Legal Requirement, Insurance Requirement or any Permitted Encumbrances or any covenants, restrictions or agreements hereafter created by or consented to by Lessee applicable to the Premises. Lessee agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Lessee, Lessee shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Lessor.

     5. Maintenance Obligations.

     (a) Lessee's Obligations With Respect To The Premises. Lessee shall, at its sole cost and expense, (i) perform all maintenance necessary to keep the Premises, including the Building and Parking Deck, in good condition and repair and in a manner consistent with maintenance practices generally followed by persons maintaining similar buildings in Northern New Jersey, (ii) make all repairs and replacements (including any capital expenditures) to the Premises, including the Building and the Parking Deck, whether or not necessitated by wear, tear, obsolescence, or casualty, (iii) keep the Premises clean and free from dirt, rubbish or other obstruction, (iv) comply in all material respects with all present and future applicable Legal Requirements, and remove all recorded or filed violations thereof, regardless of the nature, extent, or cost of the work, (v) use all reasonable caution to prevent and not commit or suffer waste, damage, or injury to the Premises, and (vi) maintain the landscaping, and keep the sidewalks and roadways on the Land in good and safe order and condition and free of snow and ice. Lessee shall perform its obligations under this Section 5(a) regardless of whether such obligation is occasioned by, or is claimed to have been occasioned by, any design defect, defect in original construction, or any other defect, act, omission or condition caused, or claimed to have been caused, by Lessor or its agents, servants, employees, or independent contractors. Lessee shall have the unrestricted right, at its sole expense, to retain property managers and service providers necessary to maintain the Premises, provided that Lessee's retention of any such property managers or service providers shall in no way diminish Lessee's obligations hereunder.

     (b) Lessee's Obligations With Respect To The Common Elements. Lessee shall, at its sole cost and expense, (i) perform all maintenance necessary to keep the Common Elements (as defined in the Master Deed) in good condition and repair and in a manner consistent with maintenance practices generally followed by persons maintaining property in Northern New Jersey similar to the Property, (ii) make all repairs and replacements (including any capital expenditures) to the Common Elements, whether or not necessitated by wear, tear, obsolescence, or casualty, (iii) keep the Common Elements clean and free from dirt rubbish or other obstruction, (iv) comply in all material respects with all Legal Requirements relating to the Common Elements, and remove all recorded or filed violations thereof, regardless of the nature, extent, or cost of the work, (v) use all reasonable caution to prevent and not commit or suffer waste, damage, or injury to the Common Elements, and (vi) maintain the landscaping, and keep the sidewalks and roadways on or within the Common Elements in good order and condition and free of snow and ice.

     It is the parties intent by this Section 5(b) that the Lessee by this Lease assumes and shall promptly and faithfully discharge any and all obligations of the Association (as defined in the Master Deed) with respect to the maintenance, repair and replacement of the Common Elements. Lessor agrees to provide to Lessee such documents and other further assurances to evidence that Lessor and Schering-Plough Real Estate Co., Inc. ("Schering") have both consented to the delegation by Lessor in this Section 5(b) concerning the obligations of the Association to maintain the Common Elements, and that such delegation is legal and binding.

     In addition, Lessor hereby assigns to Lessee the right, so long as no Event of Default has occurred and is continuing, to receive and collect all amounts due to Lessor from any other person or entity under any agreements between Lessor and such parties (including such rights that exist under the Master Deed) for payment or reimbursement of those expenses incurred by Lessee to fulfill its obligations under this Section 5(b).

     It is the intent of Lessor and Lessee that since Lessee has assumed all obligations with respect to the maintenance, repair and replacement of the Common Elements, that Lessee shall receive all amounts due and owing to the Association by any person or entity for the maintenance, repair and replacement of the Common Elements, provided that except for the assignment referred to above, Lessor shall have no obligation to take any action to ensure Lessee's receipt of any such amounts, except that Lessor agrees to cooperate with Lessee, at Lessee's sole expense, by way of executing any such documents as Lessee may during the Term reasonably require to facilitate Lessee's collection of such amounts and to facilitate Lessee's performance of its obligations under this Section 5(b), provided the terms of such documents do not impose any burden on Lessor.

     Lessee shall have no obligation to maintain other buildings which may be or have been constructed on the Property if such buildings are located on any Unit other than Corporate Center One Unit and do not comprise part of the Common Elements.

     (c) Additional Parking. Lessee acknowledges that, pursuant to this Lease and the Master Deed, it has the right to the exclusive use of 137 parking spaces in Parking Deck #2 or Parking Area #2 (as defined in the Master Deed) (hereinafter the "Additional Parking Spaces") if and when said spaces are constructed adjacent to the easterly side of the Building by Schering, or its successors or assigns, in accordance with the terms and conditions of the Master Deed and the Resolutions adopted by the Union Township Planning Board granting site plan approval for the Liberty Hall Corporate Center. in addition, in the event that additional parking spaces are required to be constructed (either for use by Lessee or to comply with Legal Requirements) prior to construction of Parking Deck #2 or Parking Area #2, Lessee shall have the right and obligation under this Lease (subject, however, to any applicable provisions of the Master Deed), at its sole cost and expense, to construct up to 137 temporary parking spaces on the easterly side of the Building (the "Temporary Parking Spaces"); provided, however, that Lessee shall have no obligation under this Lease under any circumstances to construct raised-level parking, its only obligation hereunder being to construct surface level parking spaces.

     Lessor shall have no obligation to Lessee to construct or provide the Additional Parking Spaces, the Temporary Parking Spaces or any other parking for the Building or otherwise for the use of Lessee.

     Lessor shall have no obligation to take any action with respect to any of the matters described in this Section 5(c), except that Lessor agrees to cooperate with Lessee, at Lessee's sole expense, by way of executing any such documents as Lessee may during the Term reasonably require to facilitate Lessee's performance of its obligations under this Section 5(c), provided the terms of such documents do not impose any burden on Lessor.

     (d) Lessee's Obligations With Respect to the Association. Lessee agrees that, during the Term of this Lease, Lessee shall assume, and hereby does assume, and shall faithfully discharge and perform all other duties and obligations of Lessor, as owner of the Premises, under the Master Deed, including but not limited to payment of (i) all assessments and other charges and expenses which Lessor is or may be required to pay to the Association (as defined in the Master Deed) pursuant to the terms and conditions of the Master Deed during the Term of this Lease, and (ii) all sums which Lessor is or may be required to pay to the owner of Corporate Center Three Unit (as defined in the Master Deed) for Lessor's pro rata share of real estate taxes with respect to Parking Deck #2 or Parking Area #2 (as defined in the Master Deed). Lessee further covenants and agrees, to the fullest extent permitted by law, to indemnify, defend and hold harmless Lessor from and against any claim, loss or damage incurred by Lessor by reason of Lessee's failure to pay or perform any of Lessor's obligations to the Association or to the Owner of Corporate Center Three Unit. Lessor shall in writing appoint a representative of Lessee (to be designated by Lessee) to serve as Lessor's representative on the Board of Directors of the Association (the "Board Representative") for the Term of this Lease, which appointment shall provide that: (i) Lessee may remove any such Board Representative and upon the removal, death or resignation of any Board Representative from time to time, designate a replacement Board Representative; (ii) such Board Representative shall, upon Lessor's request, provide periodic reports to Lessor regarding the business and affairs of the Association and shall otherwise keep Lessor fully informed regarding all significant matters affecting the Association and the Common Elements, and (iii) notwithstanding anything contained in the terms of such appointment to the contrary, such Board Representative shall not agree to any of the following matters without Lessor's prior written consent: (a) any amendment to the Master Deed or the By-Laws of the Association; (b) any material alteration, change, redesign, or reconstruction of the Common Elements or the Parking Deck; or (c) any material change in the quality or scope of maintenance performed with respect to the Parking Deck.

     (e) Further Assurances. Lessor and Lessee agree to execute and deliver such further documents as the other party may reasonably request in order to effectuate the intent and purpose of this Section 5, it being understood, however, that Lessor shall have no obligation to take any action to ensure Lessee's exercise of any rights or performance of any obligations with respect to the matters described in this Section 5, other than to cooperate with Lessee, at Lessee's sole expense, by way of executing any such documents as Lessee may during the Term reasonably require to facilitate Lessee's exercise of any rights or performance of any obligations with respect to the matters described in this Section 5, provided the terms of such documents do not impose any burden on Lessor.

     (f) Definitions. As used in this Lease, the terms "Legal Requirement" or "Legal Requirements" shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Lessee, Lessor or the Premises or the Common Elements) and all covenants, restrictions and conditions now of record which may be applicable to Lessee, Lessor (with respect to the Premises or the Common Elements) or to A or any part of or interest in Premises or the Common Elements, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises or the Common Elements, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the "Americans with Disabilities Act") or results in interference with the use or enjoyment of the Premises or the Common Elements or (ii) requires Lessee to carry insurance other than as required by the provisions of this Lease.

     As used in this Lease, the terms "Insurance Requirement" or "Insurance Requirements" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Lessee under this Lease or under any policy carried by Lessor and the requirements of the issuer of such policy.

     As used in this Lease, the term "Impositions" shall mean all taxes of every kind and nature (including real, ad valorem, personal property, gross income, Franchise, withholding, profits and gross receipts taxes) on or with respect to the Premises; all charges and/or taxes for any easement or agreement maintained for the benefit of the Premises, all general and special assessments, levies, permits, inspection and license fees on or with respect to the Premises; all water and sewer rents and other utility charges on or with respect to the Premises; all ground rents on or with respect to the Premises; and all other public charges and/or taxes whether of a Re or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Premises.

     As used in this Lease, the terms "Lender," "lender" and terms of similar import shall mean any lender which holds a Mortgage. As used in this Lease, "Mortgage" means any mortgage, deed of trust or similar security instrument which constitutes or is intended to constitute a first lien on the Premises and secures a permanent (as opposed to construction) loan made to Lessor.

     (g) Lessor shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Premises or the Common Elements in any way, and Lessee hereby expressly waives the right to require Lessor to make repairs and/or to make repairs at the expense of the Lessor, which right may be provided for in any law now or hereafter in effect. Nothing in the preceding sentence shall be deemed to preclude Lessee from being entitled to insurance proceeds or condemnation awards pursuant to Sections 10 and 11 of this Lease. Lessee shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.

     (h) In the event that the Building or any other improvement on the Land or the Common Elements or Lessee's use thereof shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Lessor, Lessee or with respect to the Premises, then Lessee shall, within thirty (30) days after first acquiring knowledge thereof (or sooner, if necessary to avoid cancellation of, or other adverse action with respect to, any insurance policy), either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Lessor, Lessee or both, or (ii) take such action as shall be necessary to commence removal of such violation and thereafter diligently prosecute such action to completion, including, if necessary, any Alteration. Any such repair or Alteration shall be made in conformity with the provisions of this Lease.

     (i) If Lessee shall be in default under any of the provisions of this
     Section 5, Lessor may after fifteen (15) days written notice given to Lessee and failure of Lessee to cure during said period, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Lessee. In the event of an emergency Lessor shall notify Lessee of the situation by phone or other available communication. All sums so paid by Lessor and all reasonable costs and expenses (including, without limitation, reasonable attorneys fees and expenses) so incurred shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor upon demand.

     (j) Lessee shall from time to time replace with other operational equipment or parts (the "Replacement Equipment") any of the equipment (the "Replaced Equipment") which shall: have become worn out or unusable for the purpose for which it is intended; been taken by a Condemnation as provided in Section 11 (unless Lessee shall have terminated this Lease pursuant to Section 11(c); or been lost, stolen, damaged or destroyed as provided in Section 10 (unless Lessee shall have terminated this Lease pursuant to Section 19(c). Lessee shall repair at its sole cost and expense all damage to the Premises caused by the removal of equipment or Replaced Equipment or other personal property of Lessee or the installation of Replacement Equipment. All Replacement Equipment shall become the property of Lessor, shall be free and clear of all liens and rights of others and shall become a part of the equipment as if originally demised herein.

     6. Lessee Property. The improvements and trade fixtures made by Lessee to the Premises as described in Exhibit B hereto shall remain the property of Lessee. Not later than the expiration or sooner termination of this Lease, Lessee shall, at Lessee's expense, remove
     (i) all of the aforesaid items of Lessee's property and (ii) all other items and/or improvements made by Lessee that, by the terms of this Lease or applicable law, have become the property of Lessor and that Lessor requests that Lessee remove (which request shall be made at least six (6) months before the expiration of this Lease (or as soon as possible in the event of a sooner termination of this Lease in which case Lessee shall be allowed a reasonable time to remove such property)). Lessee shall also, within such time, repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in good condition, reasonable wear and tear excepted. All other property of Lessee remaining on the Premises after the expiration or sooner termination of this Lease shall at Lessor's option be deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal or Lessor may have any such property stored at Lessee's risk and expense.

     7. Alterations, Additions or Improvements.

     (a) Consent Not Reguired. Lessee shall have the right to make any and all alterations, additions or improvements in, to or about the Premises (such alterations, additions or improvements are hereinafter referred to as "Alterations"), whether for its own use or for the use of any subtenant, except for Major Structural Alterations and alterations to the exterior facade of the Building.

     (b) Major Structural Alterations. Anything to the contrary in Section 7(a) notwithstanding, Lessee shall not, in each case, without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, (A) make any Alterations to the exterior facade of the Building, or (B) make any Major Structural Alteration. For purposes of this Section 7, a "Major Structural Alteration" shall mean any addition, alteration or improvement to the Premises which involves
     (i) the removal, replacement or relocation of any of the structural support beams of the Building, or (ii) any other additions, alterations or improvements which would (after the completion thereof) materially impair the structural integrity of the Building. Lessee shall not install any equipment of any kind or nature whatsoever which will or may damage the structural integrity of the Building. Notwithstanding Lessor's consent to any Major Structural Alteration or to any Alteration to the exterior facade of the Building, Lessor shall have the right to require that Lessee, upon the expiration or earlier termination of this Lease, remove any Major Structural Alteration or any Alteration to the exterior facade of the Building and/or restore the Building to the condition existing prior to the Major Structural Alteration or any Alteration to the exterior facade of the Building.

     8. Abandonment. Lessee shall not, without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed, abandon the Premises or allow the Premises to become vacant or deserted during the Term, provided, however, that the Premises may be vacant or deserted if reasonably adequate security and maintenance is maintained and the windows are not boarded up. Notwithstanding any such abandonment or vacancy (whether with or without Lessor's consent), Lessee shall remain fully obligated under this Lease to pay all Basic Rent and Additional Rent as and when due and to perform all of its other covenants and obligations hereunder.

     9. Assignment and Sublease.

     (a) Provided no Event of Default shall have occurred and be continuing, and subject to all provisions of this Section 9, Lessee may assign its interest in this Lease (but may not mortgage or otherwise hypothecate its interest in this Lease), and may sublet the Premises in whole or in part, from time to time, without the consent of Lessor.

     (b) Each sublease of the Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Lessee hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. Notwithstanding any assignment or subletting, Lessee shall continue to remain liable and responsible for the payment of Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. No assignment or sublease shall impose any new obligations on Lessor under this Lease or increase any existing obligations of Lessor under this Lease. Lessee agrees that in the case of an assignment of this Lease (including, without limitation, any assignment as a part of or in connection with any sale or transfer of all or substantially all of the assets of Lessee), Lessee shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Lessor (i) a duplicate original of such assignment in recordable form, (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall have unconditionally assumed and agreed to observe and perform all of the terms and provisions of this Lease on the part of the Lessee to be observed and performed from and after the date of such assignment, and (iii) a reaffirmation by Lessee that, notwithstanding the aforesaid assignment and assumption, Lessee shall continue to remain liable and responsible for the payment of Basic Rent and Additional Rent and the performance of all its other obligations under this Lease, all of which documents shall be in form and substance acceptable to Lessor and any Lender (collectively, the "Assignment Documents"). In the case of a sublease, Lessee shall, within fifteen
     (15) days after the execution and delivery of such sublease, deliver to Lessor a duplicate original of such sublease.

     (c) Upon the occurrence of an Event of Default under this Lease, Lessor shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Premises, and Lessee hereby irrevocably and unconditionally assigns such rents and money to Lessor, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

     10. Destruction by Fire or Other Casualty.

     (a) Casualty, Notice, Claim Adjustment. As used in this Lease, the term "Casualty" shall mean any fire or other casualty affecting the Premises or the Common Elements or any part thereof which occurs during the Term of this Lease. In the event of any Casualty, Lessee shall give Lessor immediate notice thereof Provided no Event of Default shall have occurred and be continuing hereunder, Lessee shall adjust, collect and compromise any and all claims under policies maintained by Lessee hereunder, with the consent of Lender and Lessor, not to be unreasonably withheld or delayed, and Lessor and Lender shall have the right to join with Lessee therein.

     (b) Duly to Restore. In the event of any Casualty (whether or not insured) resulting in damage to the Premises or the Common Elements or any part thereof (any and all aforesaid improvements so damaged being referred to herein as, collectively, the "Casualty-Affected Improvements"), unless this Lease shall have been terminated as provided in Section 10(c) hereof, Lessee shall Restore (hereafter defined) the Casualty- Affected Improvements as hereafter provided, the Term shall continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Lessee hereunder. If the estimated cost of restoration (hereafter defined) is $250,000.00 (the "Base Amount") or less, and if Lessee's corporate and/or senior debt securities at such time are rated at least BBB by Standard & Poor's rating service (the "Minimum Rating") all proceeds of any insurance required under Section 21 (a) of this Lease shall be paid to Lessee. If the estimated cost of Restoration exceeds the Base Amount or Lessee's corporate and/or senior debt securities are rated lower than the Minimum Rating, all such proceeds shall be paid over to a Trustee which shall be either a federally insured bank or other financial institution selected by Lessor and Lessee and reasonably satisfactory to Lender, or, to Lender itself if Lender so requires (as applicable, the "Trustee"). Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Lessor and Lessee jointly; and Lessee and Lessor each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Lessee of such Trustee, if Trustee is other than Lender. The entire proceeds of any insurance payments less any actual and reasonable expenses incurred by Lessor in collecting such proceeds (the "Net Proceeds") shall be retained by the Trustee and, promptly after such Casualty, Lessee, as required in Section 11A, shall commence and diligently continue to perform the Restoration to the Casualty-Affected Improvements. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Lessee for Restoration, in accordance with the provisions of Section I IA. Lessee shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Casualty-Affected Improvements and equipment in accordance with the provisions of Section 11A and the Net Proceeds of such loss shall thereupon be payable to Lessee, subject to the provisions of Section 11A hereof Regardless of whether or not this Lease is terminated pursuant to Section 10(c) hereof, in the event that any Casualty shall occur at such time as Lessee shall not have maintained insurance in accordance with the terms herein, Lessee shall pay to the Trustee the amount of the proceeds that would have been payable had such required insurance been in effect (the "Lessee Insurance Payment"), provided nothing herein shall be construed as entitling Lessee to "self-insure" any risk for which Lessee is required to provide insurance under
     Section 21 of this Lease.

     (c) Right to Terminate. Notwithstanding anything to the contrary in this Section 10, if the Building shall be damaged or destroyed in any Casualty so that the cost of restoration of the Building exceeds fifty percent (50%) of the replacement value of the Building, as reasonably determined by Lessor and Lessee, which damage or destruction even after restoration of the Building would, in Lessee's reasonable business judgment, be substantially and materially adverse to the business operations of Lessee at the Premises, Lessee may, within sixty (60) days after the Casualty, give notice to Lessor terminating this Lease as of a date specified in such notice, which date shall be a date not less than thirty (30) days from the date of such notice. In such event, this Lease shall be deemed to terminate on the date specified in such notice and Lessee shall surrender possession of the Premises to Lessor on or before such date and shall pay all Basic Rent, Additional Rent and other charges accrued under this Lease to and including such termination date. Any notice by Lessee electing to terminate this Lease as a result of any Casualty as aforesaid must be given within sixty (60) days after the Casualty or within ten (10) days after Lessee's receipt of an estimate setting forth the cost to restore the Building, whichever shall occur later, to be effective.

     (d) Waiver of Subrogation. In the event of a Casualty, each party hereby releases the other from any and all liability to the other or anyone claiming through or under them in connection with all losses covered by any insurance policy carried by or for either or both of the parties, whether for its negligence or that of its servants, agents, employees, officers, directors, contractors, or otherwise.

     11. Condemnation.

     (a) Notice, Award, Etc. As used in this Lease, the term "Condemnation" means any taking of all or any portion of the Premises or the Common Elements or any part thereof which occurs during the Term of this Lease in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any defacto condemnation or any Requisition. Any and all aforesaid improvements or equipment damaged or lost as a result of any Condemnation are referred to in this Lease as, collectively, the "Condemnation- Affected Improvements". For the purposes of this Lease, "Net Award" means the award payable to Lessor by reason of a Condemnation, less any reasonable expenses incurred by Lessor in collecting such award. Lessee, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Lessor thereof and Lessor shall be entitled to participate in any Condemnation proceeding. Lessor, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Lessee thereof and Lessee shall have the right to participate in such proceedings. Subject to the provisions of this Section 11 and Section 11A, Lessee hereby irrevocably assigns to Lender or to Lessor, in that order, any award or payment in respect of any Condemnation of Lessor's interest in the Premises, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Lessor or Lender any award relating to the value of the leasehold interest created by this Lease or any award or payment on account of the trade fixtures, moving expenses and out-of-pocket expenses incidental to the move, if available, to the extent Lessee shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Lessee shall in no event be entitled to any payment (i) that reduces the award to which Lessor is or would be entitled for the Condemnation of Lessor's interest in the Premises, or (ii) in respect of the leasehold interest created by this Lease if lessee elects to terminate this Lease pursuant to Section 11(c) hereof (provided this clause (ii) shall not be construed as depriving Lessee from receiving any award to which Lessee is entitled under this Section 11(a) by reason of such award relating to Lessee's trade fixtures, moving expenses and out-of-pocket expenses incidental to the move). Except with respect to an award or payment to which Lessee is entitled pursuant to the provisions of this Section 11, no agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Lessor or Lessee without the written consent of the other, and of Lender, if the Premises are then subject to a Mortgage.

     (b) Duly to Restore. In the event of any Condemnation (regardless of the size of any award therefor) resulting in damage to or loss of the Premises or the Common Elements or any part thereof, unless this Lease shall have been terminated as provided in Section 11(c) hereof, Lessee shall Restore the Condemnation-Affected Improvements as hereafter provided, the Term shall continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Lessee hereunder. In the event of a Condemnation which does not result in a termination of this Lease pursuant to Section 11(c), the Net Award of such shall be retained by Lessor and Lender and Lessor and Lender shall, to the extent received, make that portion of the Net Award equal to the cost of Restoration (the "Restoration Award") available to Lessee for Restoration, in accordance with the provisions of Section 11A, and promptly after such Condemnation, Lessee shall commence and diligently continue to Restore the Condemnation-Affected Improvements. Promptly after completion of the Restoration, and provided no Event of default has occurred and is continuing, the balance of the Net Award shall be paid to Lessee.

     (c) Right to Terminate. If (1) the entire Premises or the Building, or
     (2) at least twenty percent (20%) of the Building or the Parking Deck, or (3) all means of ingress, egress or access to the Premises, in any case the loss of which even after Restoration would, in Lessee's reasonable business judgment, be substantially and materially adverse to the business operations of Lessee at the Premises, shall be subject of a Condemnation (other than a Requisition) by a duty constituted entity having jurisdiction, Lessee may, within sixty (60) days after its receipt of notice of the Condemnation, give notice to Lessor terminating this Lease as of a date specified in such notice, which date shall be a date not less than thirty (30) days from the date of such notice by Lessee. In such event, this Lease shall be deemed to terminate on the date specified in such notice and Lessee shall surrender possession of the Premises to Lessor on or before such date and shall pay all Basic Rent, Additional Rent and other charges accrued under this Lease to and including such termination date. Any notice by Lessee electing to terminate this Lease as a result of any Condemnation as aforesaid must be given within sixty (60) days after Lessee receives notice of the Condemnation to be effective.

     (d) Requisition. In the event of any temporary Condemnation or confiscation of the use or occupancy of the Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such temporary Condemnation or confiscation, or otherwise (collectively a "Requisition" of the Premises), the Term shall continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Lessee hereunder. Lessor shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Lessee hereunder thereafter payable and Lessee shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Lessee on account of the Basic Rent and Additional Rent shall be retained by Lessor.

     11A. Restoration.   As used in this Lease, the terms "Restore" and
     "Restoration" mean the restoration (whether by repair or replacement) of all Casualty-Affected Improvements or Condemnation-Affected Improvements, whichever is applicable, so as to be returned as nearly as reasonably possible to their value, condition and character immediately prior to such Casualty or Condemnation, using materials of like kind and quality and in accordance with all applicable building codes, and otherwise in accordance with the provisions of this Lease, including but not limited to the provisions of Sections 5, 7 and this
     Section 11A. Net Proceeds, Restoration Award and Lessee Insurance Payment (the aggregate of which being herein defined as the "Restoration Fund") shall be disbursed by the Trustee in accordance with the following conditions:

     (a) If the cost of Restoration is estimated to exceed the Base Amount, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Lessor, which approval shall not be unreasonably withheld or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the improvements and equipment which existed prior to the occurrence of the Casualty or Condemnation, whichever is applicable.

     (b) At the time any disbursement is otherwise required, no Event of Default shall exist and no construction liens shall have been filed and remain undischarged or unbonded.

     (c) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens, and (3) other reasonable evidence of cost and payment so that Lessor can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of construction lien claims.

     (d) Each request for disbursement shall be accompanied by a certificate of Lessee describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Lessee has not previously received payment for such work or expense and the certificate to be delivered by Lessee upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

     (e) The Trustee may retain ten percent (10%) of the Restoration Fund until the Restoration is substantially complete.

     (f) The Restoration Fund shall be kept in one or more separate interest- bearing accounts by the Trustee or by Lender and, if the Restoration Fund exceeds $3,000,000.00, then the Restoration Fund shall be kept in one or more separate interest-bearing accounts at a financial institution selected by Lessor with a net worth of at least $5,000,000,000.

     (g) At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Lessee, at its option, shall be not less than the cost of completing the Restoration, free and clear of all liens.

     (h) In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of restoration, as reasonably determined by Lessor, exceeds the amount of the Restoration Fund available for such Restoration (the amount of any such excess, a "Restoration Fund Shortfall"), then, either (i) the amount of such Restoration Fund Shortfall shall be paid by Lessee to the Trustee to be added to the Restoration Fund, or (ii) Lessee shall fund the amount of such Restoration Fund Shortfall at its own expense until the remaining Restoration Fund is sufficient for the completion of the Restoration; provided that, if at the time any Restoration Fund Shortfall exists, (x) Lessee shall be in default in the payment of any Basic Rent or Additional Rent, or (y) any of the circumstances described in clauses (v) through (viii), inclusive, of Section 12 shall exist, then Lessee shall pay the amount of such Restoration Fund Shortfall to the Trustee as provided in clause (i) of this Section 11A(h). Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall be paid to Lessee. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award shall be deemed to be disbursed prior to any amount added by Lessee.

     12. Events of Default The occurrence of any one or more of the following events (any such event being specified herein as a "failure" or "default") shall constitute an Event of Default under this Lease:
     (i) a failure by Lessee to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Lessee from complying with the provisions of this Lease) any payment of Basic Rent or Additional Rent which continues unremedied for a period of ten (10) days after notice thereof is sent by Lessor or Lessor's agent to Lessee , (ii) failure by Lessee to perform, observe or comply with any provision of this Lease relating to Insurance Requirements which continues unremedied for a period of five (5) days after written notice thereof is given by Lessor or Lender or Lender's designee;
     (iii) [intentionally omitted]; (iv) failure by Lessee to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of thirty (30) days after the earlier of the date a Responsible Officer of Lessee (hereafter defined) acquires actual knowledge thereof or the date written notice thereof is given by Lessor or Lender or Lender's designee to Lessee, or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary provided that Lessee has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (v) Lessee shall (A) voluntarily be adjudicated a bankrupt or insolvent,
     (B) voluntary consent to the appointment of a receiver or trustee for itself or for any of the Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) voluntarily file a general assignment for the benefit of creditors; (vi) a court shall enter an order, judgment or decree appointing, with the voluntary consent of Lessee, a receiver or trustee for Lessee or for the Premises or approving a petition filed against Lessee or Lessee's obligations hereunder which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered; (vii) Lessee shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its dissolution; (viii) the estate or interest of Lessee in the Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after such levy or attachment; (ix) any Mortgage shall lose its status as a first lien on the Premises as a result of any action by Lessee; or (x) Lessee shall be in breach of any material representation made by it in this Lease or in any estoppel certificate or other written instrument delivered by it under or in connection with this Lease.

     13. Remedies, Conditional Limitation. This Lease and the term and estate hereby granted are subject to the limitation that whenever an Event of Default shall have occurred and be continuing Lessor shall have the right at its election at any time thereafter to exercise any one or more or all, and in any order, of the remedies hereinafter set forth, it being expressly understood that no remedy herein conferred is intended to be exclusive of any other remedy but each and every remedy shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute:

     (a) Lessor may take all steps to protect and enforce the rights of Lessor or obligations of Lessee hereunder, whether by action, suit or proceeding at law or in equity (for the specific performance of any provision of this Lease, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy) or otherwise as Lessor shall deem most advisable to protect and enforce any of its rights or the obligations of Lessee hereunder;

     (b) Lessor may terminate this Lease by giving a written termination notice to Lessee specifying a date not less than ten (10) days (or such shorter period as may be allowed by applicable law) after the date of such notice on which the term of this Lease shall terminate and on such date the term of this Lease and the estate hereby granted shall expire and terminate by limitation and all rights of Lessee under this Lease shall cease on the termination date so specified;

     (c) Lessor, whether or not this Lease shall have been terminated as provided above, shall have the right to terminate Lessee's right to possession under this Lease and to re-enter and take possession of the Premises by giving a written notice to Lessee to quit and surrender possession on a date not less than ten (10) days (or such shorter period as may be allowed by applicable law) after the date of such notice whereupon the right of Lessee to the possession of the Premises shall cease and terminate on such date, and Lessor shall have the immediate and continuing right then and at any time and from time to time thereafter without further notice, to re-enter upon and take possession of the Premises or any part thereof with or without legal proceedings (summary or otherwise) and to remove all persons and property therefrom as Lessor may elect to do. Should Lessor elect to re-enter as herein provided or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided for by law or upon termination of this Lease or termination of Lessee's right to possession as provided herein or otherwise as permitted by law, then neither Lessee nor any person claiming through or under Lessee shall be entitled to possession or to remain in possession of the Premises, or any part thereof, but shall forthwith quit and surrender the Premises to Lessor;

     (d) In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the Expiration Date, at Lessor's option, and receive the rent therefor. Rent so received shall be applied first to the payment of such reasonable expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorneys' fees, and then to the payment of damages in amounts equal to the rent hereunder and to the costs and expenses of performance of the other covenants of lessee as herein provided. Lessee agrees, in any such case, to pay to Lessor damages equal to the Basic Rent and Additional Rent and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such relenting shall constitute a surrender and acceptance or be deemed evidence thereof If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy (not to exceed, however, the Basic and Additional Rent reserved herein for the period of occupancy) as if an amount equal to such value were the net proceeds of a reletting and such occupancy shall not be construed as a release of Lessee's liability hereunder but the provisions of this
     Section 13 governing the application of the proceeds of a reletting shall apply as if an amount equal to the reasonable value of Lessor's occupancy were the net proceeds of reletting; and

     (e) Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee (except such sums as are in lieu of the Basic Rent and Additional Rent payable hereunder), to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Basic Rent and Additional Rent reserved in this Lease from the date of such default to the Expiration Date and the then-fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease is terminated, and if this Lease is terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of six percent (6%) per annum.

     To the extent permitted by law, Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

     14. Bankruptcy.

     (a) Right To Terminate. If Lessee shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Lessee, or if a petition shall be filed by or against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or Lessee shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of all or any substantial part of its properties, or if a permanent or temporary receiver of Lessee of or for the property of Lessee shall be appointed, or if Lessee shall plead bankruptcy or insolvency as a defense in any action or proceeding, Lessor may, by notice to Lessee terminate this Lease on the later of (a) any time within a reasonable time period after receipt by Lessor of notice of the occurrence of any such event, or (b) sixty (60) days after any such event occurs without the acquiescence of Lessee and remains unstayed or undischarged during such sixty (60) day period. In the event Lessor gives such a notice of termination to Lessee, the Term shall expire on the date set forth in such notice (which date shall be not less than fifteen (I 5) days from the giving of such notice), and on such date this Lease shall terminate with the same effect as if that day were the Expiration Date, but Lessee shall remain liable for damages as provided herein.

     (b) Reorganization. Notwithstanding anything to the contrary contained herein, if a petition for reorganization shall be filed by or against Lessee, Lessor may not cancel or terminate this Lease so long as an Event of Default shall not have occurred, provided this Lease shall not have been disaffirmed by Lessee or by any legally appointed representative of Lessee.

     (c) Bankruptcy Security. In the event of (i) Lessee's insolvency, (ii) the filing of a petition by or against Lessee under Federal bankruptcy laws or other laws for the relief of debtors, or (iii) an assignment of this Lease pursuant to such bankruptcy laws, then in such event Lessor may require Lessee or Lessee's assignee, as the case may be (who are hereinafter collectively called "Lessee") to deposit security in an amount equal to three (3) months Basic Rent and Additional Rent (such Additional Rent to be calculated on the basis of the immediately proceeding three-month period) to assure Lessee's performance of all its obligations under this Lease. The failure of Lessee to deposit such security within (15) business days after Lessor's demand shall constitute an Event of Default under this Lease. This deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under the Lease. If Lessor applies any part of said deposit to cure any default of Lessee, Lessee shall within fifteen (15) business days of lessor's demand, deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the Tenn. If at the end of the Term, Lessee is not in default under the Lease, the security deposit or any balance of it shall be returned to Lessee without interest. If the Premises are sold, Lessor will transfer the security to the purchaser of the Premises and will notify Lessee of such transfer. Upon giving such notice, Lessor shall be discharged from any future obligation in relation to the security deposit. Any security deposit made hereunder shall not be mortgaged, assigned or encumbered by Lessee without Lessor's written consent.

     15. Subordination Of Lease. This Lease shall, at Lessor's option, or at the option of any holder of any Mortgage, be subject and subordinate to any Mortgage which may now or hereafter affect the Land, the Building, the Parking Deck, the Premises or any part thereof, and also to all renewals, modifications, consolidations and replacements of said Mortgage, provided, however, that this Lease shall not be so subordinated unless and until a fully executed subordination, non-disturbance and attornment agreement ("SNDA") in form and substance reasonably satisfactory to Lessee is entered into between Lessee and any such Lender whose loan is secured by such Mortgage but provided, however, that Lessee agrees to accept in such SNDA any terms or conditions which may reasonably be required by such Lender, provided such terms and conditions do not in any manner increase Lessee's financial obligations or otherwise materially increase Lessee's obligations or decrease Lessee's rights hereunder. Upon the execution of such an SNDA between Lessee and any such Lender, if not included within such SNDA, Lessee will execute and deliver any instruments confirming such subordination of this Lease as may reasonably be desired by the said Lender. Lessor and Lessee agree, at the sole expense of Lessee, to use commercially reasonable efforts to obtain an SNDA in form and substance reasonably satisfactory to Lessee from the holder of any existing Mortgage as soon as practicable after the execution of this Lease.

     16. Right To Cure Breaches. Lessee covenants and agrees that if it shall at any time fail to make any payment or perform any act which it is obligated to make or perform under this Lease, then Lessor may, but shall not be obligated to, make any such payment or perform any such act, after the time to make any such payment or perform any such act has expired (including any applicable notice and cure provisions). In exercising any such rights, Lessor may pay necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. Notwithstanding the foregoing, Lessor may make any such payment or perform any such act before the time to do so has expired, if the same is necessary or required for the preservation or protection of the Premises or the contents thereof. All sums so paid by Lessor and all necessary and incidental costs and expenses in connection with the performance of any such act by Lessor shall be deemed Additional Rent hereunder and shall be payable to Lessor on demand, and Lessee covenants to pay any such sum or sums as aforesaid. The exercise by Lessor of the above remedies shall not be a waiver of any other rights of such party hereunder. Except in the case of emergencies, Lessor will give fifteen (15) days' written notice of its intention to pay or do such acts as hereinabove set forth.

     17. Construction Liens. Lessee shall, within thirty (30) days after notice from Lessor, or Lessee's otherwise acquiring actual notice thereof if earlier, discharge or satisfy by bonding or otherwise any construction liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.

     18. Right of Entry. Lessor or any Lender may enter the Premises at any reasonable time on reasonable notice to Lessee and accompanied by a representative of Lessee (except that no notice need by given in case of emergency) only for the purposes of viewing the Premises or making such repairs or replacements in, to, or about the Premises that Lessee has failed to so make in accordance with the terms of this Lease. Notwithstanding the above, Lessor acknowledges the necessity of security in the conduct of Lessee's business and agrees that the access of Lessor and Lessor's agents and designees to any areas of the Premises deemed by Lessee to require security shall be only at such times, and subject to such requirements of Lessee, as are reasonable under the circumstances (except that these requirements shall not apply in case of emergency). Lessee agrees that provided that Lessor uses commercially reasonable efforts not to interfere with Lessee's or any sublessee's business, Lessee shall not make any claim against Lessor for interruption to its or any sublessee's business, however occurring, including but not limited to that arising from the negligence of Lessor or its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Building or the Parking Deck. In the event of any such entry by Lessor or any Lender following the occurrence and during the continuance of any Event of Default, all reasonable costs and expenses incurred by Lessor and/or Lender in connection with such entry shall be payable on demand by Lessee and constitute Additional Rent under this Lease.

     19. Utilities. Lessee acknowledges that Lessor has previously arranged for gas, water and sewer services to be supplied to the Premises and has caused electricity to be supplied for the operation of all Building systems and Common Elements, as well as for lighting of the Parking Deck, access roadways and other exterior areas of the Premises, and that all such facilities, hook-ups and services are satisfactory to Lessee. Lessor has provided an electric meter or meters serving only the Premises and Lessee shall pay all charges with respect to consumption of electricity in the Premises directly to the electric utility. Lessee shall provide telephone service to the Premises and Lessor and Lessee shall cooperate, at Lessee's sole expense, in permitting fiber-optic communication lines and facilities to be provided to the Premises provided the permitting and installation thereof imposes no burden on Lessor. Lessee shall also pay (directly to the applicable utility provider) all charges for all other utilities supplied to the Premises. Lessee shall defend, indemnify and hold Lessor harmless from and reimburse Lessor for all liability, damages, costs, fees, expenses, penalties and charges (including, but not limited to, attorneys' fees and disbursements) incurred in connection with any utility services or telephone services metered or provided directly to Lessee hereunder. Lessor shall provide no utilities or other building services of any kind to the Premises, all of which shall be Lessee's responsibility. Lessor shall in no event be liable for any interruption or failure of utility services on the Premises for any cause whatsoever.

     20. Taxes.

     (a) During the Term, Lessee shall pay directly to the appropriate governmental authority any and all taxes, assessments, general and special, ordinary as well as extraordinary, charges, levies, and impositions, including, but not limited to, water and sewer rents and charges (collectively hereinafter the "Taxes") presently or hereafter in effect, which are or may be made liens upon or against the Land, the Building and the Parking Deck and which are allocable to the Term. Lessee shall pay such amounts when due and payable before any fine, penalty, interest or cost is incurred thereon or becomes due or is imposed by laws for the nonpayment of such Taxes. Lessor agrees to promptly assign to Lessee its right to receive payment of Taxes for all or any portion of the Premises from any third party. If any Taxes are levied, assessed, or imposed on the Land, the Building, the Parking Deck or any other portion of the Premises or on the income or rents derived therefrom as a substitute, in whole or in part, for the current ad valorem real estate tax, Lessee shall pay the same, measured however, as though the Premises were the sole asset of Lessor. In the event that the holder of any Mortgage requires Lessor to create an escrow account for payment of Taxes, Lessee's obligations under this Section 20 shall be met by paying to Lessor the amount it otherwise would have to pay to governmental authorities under this
     Section 20 sufficiently in advance in order that Lessor may satisfy the requirements of its Lender. In furtherance of the foregoing, Lessee agrees to create an escrow account for such payment with Lessor in the event that Lessor's Lender shall require the same. Notwithstanding the foregoing, Lessee shall not be obligated to pay any federal, state or local income, revenue or excise tax or any inheritance, estate, succession, transfer or gift tax or any capital stock, corporate franchise or excess profits tax that may be levied, imposed or assessed against Lessor, though the failure to pay the same may result in the placing of a lien upon the Land, the Building or the Parking Deck.

     (b) Fiscal Period. If any Taxes are assessed or collected on a basis of a fiscal period, a portion of which includes the Term and the remainder of which occurs prior to or after the Term, then the Taxes payable for such fiscal period shall be equitably apportioned between Lessor and Lessee.

     (c) Receipts. Lessee shall endeavor to arrange for all bills for Taxes which Lessee is required to pay in accordance with this Section 20 to be sent directly to Lessee by the applicable Tax authority. If such arrangements are not made, Lessor shall promptly forward to Lessee all bills for Taxes which Lessee is required to pay directly in accordance with this Section 20. Upon request by Lessor, Lessee shall provide to Lessor satisfactory evidence of payment of such Taxes.

     (d) Contests. Lessee shall have the right, subject to any requirements in any Mortgage, after notice to Lessor, to contest or review the amount or validity, in whole or in part of any Taxes by appropriate proceedings diligently conducted in good faith in its or Lessor's name, or in the names of both, before any tribunal having jurisdiction, or in such other manner as it may deem suitable (which, if instituted, Lessee shall conduct at its own expense, and free of any expense to Lessor) provided that, if the contested items shall not have been paid before the last day for paying the same without penalty and prior to instituting any such proceeding, Lessee shall promptly pay such items under protest. If, prior to or during the pendency of any such contest, Lessor or its Lender shall reasonably so request, Lessee shall deliver to Lessor security in the form of a surety bond, cash, letter of credit or other security, reasonably satisfactory to Lessor, of its ability to pay such contested Taxes, together with any and all interest, penalties or other charges which may have accrued thereon.

     Lessor shall cooperate with Lessee, and if required or desirable shall, at Lessee's sole cost and expense, join in any proceeding initiated by Lessee and referred to above. Lessor shall not incur or be subjected to any liability, or be responsible for the payment of any costs, fees, expenses or charges in connection with any such proceedings, and Lessee agrees to indemnify, defend and hold Lessor harmless from and reimburse Lessor for any such liability, damages, costs, fees, expenses, penalties and charges.

     Notwithstanding the foregoing, Lessor may, if it shall so desire, seek a reduction of the assessed valuation of the Land, Building or Parking Deck for the purpose of reducing Taxes thereon and, in such event, Lessor shall so notify Lessee.

     If there shall be any Tax refund as a result of any proceeding initiated pursuant to this Section 20(d), then the refund shall be applied as follows: (i) first, to reimburse the party or parties for its expenses and fees in connection with the proceeding resulting in the refund, (ii) second, to Lessee, if the Tax refund relates to a fiscal year falling entirely within the Term, or equitable apportioned between Lessee and Lessor if the Tax refund relates to a fiscal year in which the Term commences or ends.

     (e) Conditions Of Contest Lessee's right to contest the validity and amount of any Taxes payable by Lessee shall be specifically subject to the following conditions: (i) the exercise of such right shall not result in the violation of the terms of any Mortgage; (ii) the exercise of such right shall be permitted by law, and shall not result in a forfeiture or in criminal liability to Lessor; and (iii) such additional conditions as are provided under Section 52(d) of this Lease.

     21. Insurance.

     (a) Required Insurance.

     (i) Lessee, at its sole cost, shall procure, provide and maintain in force for Lessor's benefit, Lessee's benefit and the benefit of any Lender at all times during the Term an "All Risk" insurance policy insuring the Premises and the Common Elements against loss or damage by fire and other casualties covered by "All Risk" coverage, including, but not limited to, fire, the extended coverages, vandalism, malicious mischief, earth movement, flood, sprinkler leakage, and collapse, which policy shall contain terms and conditions and amounts adequate to provide for the actual full replacement cost of the Premises, including the Building, Building improvements, the Parking Deck and the other improvements on the Land, including foundations, excavations, grading, and backfilling with materials of like kind and quality, and in accordance with the building and/or zoning codes, ordinances, and laws in effect at the time of the rebuilding and in any event in an amount not less than the amount required by the holder of any Mortgage on the Building. The policy shall contain no provision for coinsurance.

     (ii) Lessee, at its sole cost, shall procure, provide and maintain, for Lessor's benefit, business interruption insurance, including rent loss insurance covering the loss of rental income and other continuing costs to the Lessor (e.g., Taxes, utilities and other costs of the Premises) for a period of twenty-four (24) months and such additional length of time to restore all of the operations at the Premises (including reletting of the Building) to the same condition that would have existed had no loss occurred. The policy shall contain no provision for coinsurance.

     (iii) Lessee, at its sole cost, shall also procure, provide and maintain in force for the benefit of Lessee, Lessor and any Lender, contractual and comprehensive general public liability insurance against liability arising out of or connected with the operation, use, maintenance, condition, possession, leasing, or control of the Premises, including, but not limited to, contractual liability in connection with the indemnification of Lessor with coverage of at least $5,000,000 per person and per occurrence for bodily injury, at least $5,000,000 per occurrence for property damage and an aggregate limit of at least $10,000,000. Such comprehensive general liability insurance policy(ies) shall be written on an occurrence basis and shall include coverage for all court costs and attorneys fees and expenses. To the extent any policy procured by Lessee under this
     Section 21(a) contains a deductible, Lessee hereby agrees to indemnify, defend and hold Lessor harmless from any claims, damages or expenses (including, but not limited to, reasonable attorney's fees) which would have been covered by such insurance if it had no deductible. Notwithstanding anything herein to the contrary, so long as both (A) Lessee's corporate and/or senior debt securities are rated at least BBB by Standard & Poor's rating service, and (B) Lessee maintains a tangible net worth, as determined in accordance with generally accepted accounting principles, of not less than $ 100,000,000.00, the insurance policies required by this Section 21(a)(iii) may contain a deductible of up to $200,000.00, provided that, if at any time either (X) Lessee's corporate and/or senior debt securities are rated lower than BBB by Standard & Poor's rating service (or such rating has been withdrawn or Lessee's corporate and/or senior debts securities are otherwise not rated), or (Y) Lessee fails to maintain a tangible net worth, as determined in accordance with generally accepted accounting principles, of at least $100,000,000.00, the deductible under the insurance policies required by this Section 21(a)(iii) may not exceed $50,000.00. Such insurance policies may contain only such exclusions as Lessor and any Lender shall approve; and any such exclusions approved in writing by Lessor and any Lender at the time of closing on the Mortgage loan from such Lender shall be deemed approved by Lessor and Lender for the term of such Mortgage loan.

     (iv) Lessee, at its sole cost, shall also procure and maintain (or cause its contractors to procure and maintain) worker's compensation insurance covering all persons employed by Lessee and such contractors at or with respect to the Premises in connection with any work done on or about any of the Premises for which claims for death or bodily injury could be asserted against Lessor, Lessee or the Premises.

     (v) Lessee, at its sole cost, shall also: (A) procure and maintain broad form boiler and machinery insurance (including coverage for explosion) covering all boilers and other pressure vessels, machinery, and equipment located in or about the Building in an amount not less than the actual replacement cost of the Building and equipment (excluding footings and foundations and other parts of the improvements which are not insurable); (B) procure and maintain or cause its contractor to procure and maintain completed value builder's risk insurance when the estimated cost of Alterations to be performed by Lessee in any one instance exceeds either (x) the Base Amount if Lessee's debt securities have a rating lower than the Minimum Rating, or (y) $25,000.00 if Lessee's corporate and/or senior debt securities have a rating lower than the Minimum Rating, and Lessee or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with such work, whether by Lessee, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Lessor; (C) pay for all costs associated with Lessor's procuring for Lender "Special Risk Insurance" as required by any Lender to cover the contingencies set forth in Section 10(c) and 11(c) of this Lease, (D) procure and maintain environmental liability insurance and remediation coverage for the Premises in such amounts and upon such terms and conditions (including coverage for third party acts) as are reasonably determined by Lessee and reasonably approved by Lessor and any Lender, and (E) procure and maintain such additional and/or other insurance with respect to the improvements located on the Land and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to such improvements. All insurance required herein shall be subject to the reasonable review and approval by Lessor and Lender, provided, that, so long as the insurance carried by Lessee otherwise complies with all requirements of this Section 21 (subject to such departures therefrom, if any, as are approved in writing by any Lender at the time of closing on the Mortgage loan from such Lender) such insurance carried by Lessee shall be deemed approved by Lessor and Lender for the term of such Mortgage loan. Anything contained in this Section 21 to the contrary notwithstanding, any and all insurance which Lessee is obligated to carry pursuant to this Section 2 1 (a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Lessee, provided that such "blanket" policy or policies otherwise comply with the provisions of this Section 21. such policy of blanket insurance either shall specify therein, or Lessee shall at Lessor's request furnish Lessor with a written statement from the insurer under such policy so specifying, the amount of the total insurance allocated to the Premises, which amount shall not be less than the amount required pursuant to this Section 2 1.

     (b) Insured Parties. The insurance required by this Section 21 shall be written by companies having a claims paying ability rating by Standard & Poor's of not less than A, and all such companies shall be licensed to do insurance business in the State of New Jersey, or otherwise agreed to by Lessor and Lender. The insurance policies (i) shall contain no provisions for coinsurance, (ii) shall (except for the worker's compensation insurance referred to in this Section 21) name Lessor and Lessee as named insureds (except for the Special Risk Insurance which shall designate Lender as the named insured), (iii) shall name any Lender as mortgagee and loss payee on all property insurance policies and shall name Lender as an additional named insured on all liability insurance policies, and (iv) provide a waiver of subrogation endorsement for the benefit of Lender and Lessor. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Lessee or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Lessee shall immediately obtain new or additional insurance reasonably satisfactory to Lessor and Lender. All insurance policies shall contain an effective waiver by the insurer of all claims for insurance premiums against any loss payees, additional insureds, and named insureds other than Lessee.

     Each insurance policy referred to in Section 21(a) hereof shall contain standard non-contributory mortgagee clauses in favor of any Lender. Each policy shall provide that it may not be canceled or modified except after thirty (30) days prior notice to Lessor and any Lender. Each policy shall also provide (to the extent such can be obtained) that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Lessor or Lessee which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Premises for purposes more hazardous than permitted by the provisions of such policy.

     Lessee shall pay as they become due all premiums for the insurance required by this Section 21, shall renew or replace each policy, and shall deliver to Lessor and Lender a certificate, endorsement or other evidence (reasonably satisfactory to Lender and Lessor) of the existing policy and such renewal or replacement policies at least thirty (30) days prior to the expiration date of each policy. Upon Lessor's request, Lessee shall also deliver to Lessor true copies of all insurance policies, including renewal and replacement policies. Each such policy shall provide that it shall not expire until the Lessor and Lender shall receive a notice from the insurer to the effect that a policy will expire on a date which shall be thirty (30) days following the date of the receipt by Lessor and Lender of such notice. In the event of Lessee's failure to comply with any of the foregoing requirements of this Section 21 within five (5) days of the giving of written notice by Lessor to Lessee, Lessor shall be entitled to procure such insurance. Any sums expended by Lessor in procuring such insurance shall be Additional Rent and shall be repaid by Lessee.

     (c) Insurance Proceeds. All proceeds payable under the required insurance described in Section 21(a)(i) above shall, subject to and in accordance with the provisions of Sections 10 and 11A, be applied toward the Restoration of the Premises, including the Building, Building improvements or the Parking Deck, as the case may be, unless this Lease shall be terminated in accordance with the terms of Section 10(c) and/or Section 11(c), if applicable, in which case such proceeds, subject to the rights of the holder of the Mortgage, shall, without set- off or deduction by Lessee, be paid to Lessor upon the termination of this Lease. In the event that such proceeds have not been paid or assigned to Lessor by the date of termination of this Lease, Lessor as attorney-in-fact for Lessee may direct that any proceeds being held in trust be paid to Lessor immediately, and/or may execute and deliver to the insurance company holding such proceeds an assignment of such proceeds to Lessor. Lessee hereby appoints Lessor, as Lessee's attorney-in-fact for the purposes provided for herein. All insurance proceeds payable under the policy referred to in Section 21
     (a)(ii) shall be payable to Lessor, provided that, so long as this Lease shall not have been terminated, and, throughout the period with respect to which proceeds under such policy have been paid to Lessor, Lessee shall have paid all Basic Rent and Additional Rent when due under this Lease, Lessor shall reimburse to Lessee (or if such proceeds have been paid to Lender, cause Lender to reimburse to Lessee) all proceeds of such insurance up to the amount of such Basic Rent and Additional Rent paid by Lessee.

     (d) Notice. Each policy of insurance required by this Section 21 shall provide that it may not be canceled, modified or amended except upon thirty (30) days' prior written notice to Lessor, Lessee and to any Lender named in such policy. Lessee shall deliver to Lessor, at the commencement of the term of each policy, a certificate or endorsement of insurance evidencing the insurance coverage required to be obtained by Lessee under this Lease.

     (e) Indemnification. Except to the extent Lessor's gross negligence or willful misconduct was in whole or in part a proximate cause of any loss, injury or damage, Lessee agrees, to the fullest extent permitted by law, to defend, indemnify and hold Lessor and Lender harmless from and reimburse Lessor and Lender for all liability, damage, costs, fees, expenses, penalties and charges (including, but not limited to, reasonable attorneys' fees and disbursements), causes of action, suits, claims, demand or judgments of whatever nature incurred or instituted in connection with the use or operation of the Premises or in any way connected with (i) any accident, loss, injury or damage whatsoever caused by or to any person (including, but not limited to, Lessee, its servants, employees, agents, invitee and licensees) or property arising out of or resulting from Lessee's occupancy, possession, use, management, repair or control of the Premises, (ii) any breach of this Lease by Lessee, (iii) any act or omission of Lessee, its servants, employees, agents, invitee, licensees or of any person on the preniises with Lessee's consent, occurring in or on the Premises, or (iv) any contest or proceeding brought by Lessee. Specifically excepted from Lessee's indemnification hereunder are liability, claims and expenses arising out of the breach of any covenant of this Lease on the part of Lessor to be performed.

     22.Signs. Lessee shall have the right to install signs in the lobby of the Building and on the Premises and Lessee may construct and maintain sips containing the name of Lessee and any subtenant on the Building and on the Land, provided however that all such signs shall be placed in such locations and shall be of such design as to make their placement and design consistent with similarly situated office buildings.

     23. [Intentionally Left Blank]

     24. Estoppel Certificates. Each party agrees that, upon not less than fifteen (15) days' prior written request, it shall execute, acknowledge and deliver to the other party or its designee a written statement certifying: (i) that this Lease is unmodified and is in full force and effect (or if there have been modifications, the specifics thereof and that the Lease is in full force and effect as modified);
     (ii) the dates to which the Basic Rent and Additional Rent have been paid; (iii) the amount of all Basic Rent and Additional Rent paid in advance, if any; and (iv) that there are no defaults under the Lease (or, if there are, specifying the same in reasonable detail). It is intended, insofar as Lessor is concerned, that any statement delivered pursuant to this Section 24 may be relied upon by a prospective purchaser of Lessor's interest, Lender and any assignee of any Mortgage. It is intended, insofar as Lessee is concerned, that any statement delivered pursuant to this Section 24 may be relied upon by a prospective subtenant, assignee or creditor of Lessee. The foregoing obligation shall be deemed a substantial obligation of Lessee or Lessor, the breach of which shall give Lessor or Lessee all remedies provided for by law.

     25. Right To Show Premises. Lessor may show the Premises to prospective purchasers and lenders, and, during the thirty-six (36) months prior to the end of the Term and during any period following and during the continuance of any Event of Default, to prospective tenants, during business hours on reasonable notice to Lessee and when accompanied by a representative of Lessee. Notwithstanding the above, Lessor acknowledges the necessity of security in the conduct of Lessee's business and agrees that the access of Lessor and Lessor's agents and designees to any areas of the Premises deemed by Lessee to require security shall be only at such times, and subject to such requirements of Lessee, as are reasonable under the circumstances.

     26. Waiver Of Trial By Jury. Lessor and Lessee hereby waive trial by jury in any action or proceeding brought by either party against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises, and/or any claim of injury or damage, and emergency, or statutory remedy; provided, however, that nothing herein shall preclude a jury trial in actions where a jury is demanded by right by third parties and severance of claims between Lessor and Lessee is not available under the court rules. Lessee further agrees that Lessee will not interpose any counterclaim or right to set-off in any summary proceeding for eviction based in whole or in part on the nonpayment of Basic Rent or Additional Rent or in any other proceeding between Lessor and Lessee.

     27. No Other Representations. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein.

     28. Quiet Enjoyment. Lessor covenants that if and so long as, Lessee pays the Basic Rent and Additional Rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease.

     29. Force Majeure. Lessor shall not be liable to Lessee and Lessee shall not be liable to Lessor and neither party shall be in default under this Lease by reason of delays in the performance of any covenant, condition or obligation under this Lease which is caused solely by present or future governmental regulations, restrictions, strikes, lockouts, shortages or unavailability of materials or labor, or for any other reason whether or not similar to the foregoing, which is beyond the reasonable control of either Lessor or Lessee, as the case may be ("Force Majeure"). Notwithstanding the foregoing, the parties agree that an event of Force Majeure will not excuse, reduce, delay or otherwise affect Lessee's obligations (i) to pay Basic Rent and any Additional Rent hereunder or to comply with the provisions of
     Section 21 hereof, or (ii) to perform any other obligation under this Lease to the extent such delay could (A) expose Lessor or Lender to any civil or criminal liability, penalty or sanction or (B) result in any decrease in the value of the Premises or in defeasance of Lessor's or Lender's interest in the Premises, for which Lessee has not made provisions reasonably acceptable to Lessor and Lender.

     30. General Cooperation. In addition to the foregoing provisions, each party covenants and agrees that it will execute, acknowledge and deliver all documents and other instruments, as may reasonably be required by the other party in order to fully carry out and effectuate the terms of this Lease, provided that such shall be done at the sole cost of Lessee and no such document or instrument shall impose any material burden on Lessor.

     31. Holding Over. If Lessee holds over in the Premises beyond the expiration or sooner termination of this Lease, Lessee shall become a tenant from month-to- month at 150% of Basic Rent for the first thirty
     (30) days after the expiration or sooner termination of this Lease and at 200% of Basic Rent thereafter, in either case plus all Additional Rent, and upon all the other terms and conditions of this Lease. Lessee shall continue to be a month-to-month tenant until such tenancy shall be terminated by Lessor or until such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Lessor to the occupancy or possession by Lessee of the Premises beyond the Expiration Date or earlier termination of this Lease and Lessor shall be entitled to the benefit of all legal remedies that may now be in effect or may subsequently be enacted for summary possession of the Premises.

     32. Memorandum of Lease. At any time during the Term and within thirty
     (30) days after written request therefor from either party, Lessor and Lessee will execute, acknowledge and deliver a memorandum of this Lease for recording which shall constitute a short form of this Lease and shall set forth a description of the Premises, the Term, and any other provisions which either party may request, except the rental provisions contained in Section 3 and in the Rent Schedule attached hereto as Exhibit A. Upon the expiration or sooner termination of Ns Lease, Lessee shall execute, acknowledge and deliver to Lessor such documents and other instruments as may be reasonably required by Lessor, each in a form suitable for recording, to evidence the termination of this Lease and of any and all rights of Lessee hereunder. If such documents or other instruments are not delivered to Lessor within thirty (30) days of the expiration or sooner termination of this Lease, Lessee agrees that Lessor may apply immediately, at Lessee's sole cost and expense, in a summary action (or an action brought by order to show cause, or any other form of action Lessor elects to interpose) to any court of competent jurisdiction for an order (a) compelling Lessee to specifically perform its obligations under this Section 32, (b) declaring that the Lessee's rights under this Lease are terminated, (e) authorizing the recording of a certified true copy of such order in the Union County Clerk's Office for the purpose of giving notice of the termination of such rights, and (d) awarding Lessor's reasonable attorney's fees and costs and other proper relief. Lessor agrees that in any such action service of process may be made upon it in the manner provided for the giving of notice under this Lease.

     33. Section Headings. The Section headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

     34. Applicability to Heirs and Assigns. The Provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective successors and permitted assigns. In the event Lessor shall sell or transfer its entire interest in the Premises or if a Lender shall take possession of the Premises, then and in either such event the Lessor shall be released from any and all obligations it has hereunder which arise after the date of such sale or transfer or taking of possession by such Lender. Subject to any limitations on the liability and obligations of any Lender, its successors and assigns under the terms of an SNDA, any such purchaser, transferee or Lender in possession shall, without further covenant or agreement, be bound by and assume and discharge any and all of the obligations and liabilities of the Lessor hereunder which arise after the date of such sale, transfer or possession.

     35. [Intentionally left blank]

     36. Notices. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if sent by registered mail or certified mail in a postpaid envelope or by private overnight delivery service addressed to the Lessor at the address as set forth above and to Lessee at the address set forth above, marked to the attention of the Corporate Secretary, with a copy to the parties' respective attorneys addressed as follows:

     To Lessor's Attomey: Alan G. Trembulak, Esq.
                          Woods & Trembulak
                          11 Commerce Drive
                          Cranford, NJ 07016

     To Lessee's Attorney: Charles F. Gergel, Esq.
                           Cullen and Dykman
                           177 Montague Street
                           Brooklyn, NY 11201

     or, at such other address as Lessor or Lessor, or their respective attorneys, as the case may be, may designate in writing. Notice shall be deemed delivered upon the third (3rd) day after the mailing thereof or if by overnight express delivery, the day after the delivery of such notice to the overnight express delivery company, prepaid for next day delivery.

     If any Lender shall have advised Lessee by notice in the manner aforesaid that it Is the holder of a Mortgage and states in said notice its address for the receipt of Notices, then simultaneously with the giving of any notice by Lessee to Lessor, Lessee shall send a copy of such notice to Lender in the manner aforesaid. Any notice may be given on behalf of any party by its counsel.

     37. Effect of Waivers. No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by either party to or of any breach of any covenant, condition or duty of the other party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by the party so consenting or waiving.

     38. Authority. Each party represents that the person executing and delivering this Lease has been duly authorized and that the execution and delivery of this Lease by such party does not and shall not violate any provision of any by-law, agreement, order, judgment, governmental regulation or any other obligation to which such party is a party or is subject.

     39. Severability of Provisions. If any term or provision of this Lease or the application thereof to any party or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those with respect to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     40. Governing Law. This Lease and the performance thereof shall be governed and construed in accordance with the laws of the State of New Jersey, without application of conflicts of law principles.

     41. Number and Gender. The terms "Lessor" and "Lessee" wherever used herein shall be applicable to one or more persons, as the case may be, and singular shall include the plural and neuter shall include the masculine and/or feminine, and if there be more than one, the obligation thereof shall be joint and several.

     42. Assignment of Existing Leases. Lessee acknowledges that portions of the Premises demised under this Lease were heretofore demised by Beneficial Owner to others under the leases referred to in Exhibit C attached hereto (the "Existing Leases"), copies of which have been reviewed by Lessee, and that Beneficial Owner entered into a certain Shared Tenant Services Agreement, dated as of January 11, 2000, between Beneficial Owner and Broadband Office, Inc. (the "Broadband Agreement"), a copy of which has been reviewed by Lessee. Simultaneous with the execution of this Lease, Beneficial Owner, Lessor and Lessee have executed the following agreements: (a) an Assignment and Assumption Agreement pursuant to which Beneficial Owner and Lessor have transferred and assigned to Lessee, and Lessee has assumed, all of Beneficial Owner's and Lessor's rights, duties and obligations under the Broadband Agreement; and (b) an Assignment and Assumption Agreement pursuant to which Beneficial Owner and Lessor have transferred and assigned to Lessee, and Lessee has assumed, all of Beneficial Owner's and Lessor's rights, duties and obligations under the Existing Leases. Lessee hereby agrees to honor and faithfully perform all of Beneficial Owner's and Lessor's duties and obligations under the Existing Leases and the Broadband Agreement from and after the Commencement Date, and Lessee agrees to indemnify, defend and hold Beneficial Owner and Lessor harmless from and against any and all claims, liabilities, losses, damages, costs and expenses incurred in connection with or arising under the obligations of Beneficial Owner and Lessor under the Existing Leases and the Broadband Agreement from and after the Commencement Date of this Lease. Lessee's rights under this Lease are, as to those portions of the Premises demised under the Existing Leases, subject to the tenants' rights under the Existing Leases.

     43. Mortgagee's Notice and Opportunity to Cure. Lessee agrees to give any Lender with whom it has entered into an SNDA, by certified mail, return receipt requested, a copy of any notice of default served upon Lessor. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the Lender shall have such additional time as is provided in such SNDA within which to cure such default.

     44. [Intentionally Left Blank]

     45. Renewal Option. Lessee is hereby granted the following options to extend the Term of this Lease: (A) a first option ("First Renewal Option"), exercisable at any time prior to the date which is thirty
     (30) months before the then expiration of the Term, to extend the Term of this Lease for an additional ten (10) year period (the "First Renewal Term"); and (B) a second option ("Second Renewal Option"), exercisable at any time prior to the date which is twenty-four (24) months before the expiration of the First Renewal Term, to extend the Term of this Lease for an additional ten (IO) year period (the "Second Renewal Term"). All of the terms and conditions of this Lease shall remain in effect during any renewal term, except that the Basic Rent payable during the renewal term shall be as set forth on Exhibit A hereto. It shall be a condition of the exercise of the options set forth in this Section 45, that at the time of the exercise of said option, Lessee shall not be in default under this Lease beyond any applicable grace period.

     46. Right of Second Offer. Lessor hereby grants Lessee a right of second offer for the purchase of Corporate Center One Unit (hereinafter referred to as the ("Unit"). In the event that Lessor shall desire to market or offer for sale the Unit to a third party (other than to any entity controlled by Lessor or either of its partners or their principals or members of their immediate family or trusts created for their benefit), Lessor shall promptly so advise Lessee in writing setting forth the purchase price and the other terms and conditions of the proposed sale which Lessor would be willing to offer to a third party, including: (a) the total amount of the purchase price; (b) the amount of the deposit required; (c) the form of payment of the deposit and the purchase price, and (d) the date and place of transfer of title. Lessee shall have twenty (20) days after its receipt of Lessor's written offer to advise Lessor if it desires to purchase the Unit on the terms and conditions set forth in Lessor's offer. If Lessee elects to accept Lessor's offer, and if Schering has not exercised its prior right to purchase the Unit pursuant to its Right of First Offer, Lessor and Lessee shall enter into a formal contract of sale on the terms set forth in Lessor's offer. In the event, however, that within the aforesaid twenty (20) day period Lessee fails to accept or elects not to accept Lessor's offer, the offer shall be deemed rejected and Lessor shall be free to sell the Unit for a period of one (1) year from the date of Lessor's written offer (any contract of sale entered into during the one (1) year period regardless of closing date set forth therein shall be deemed a sale within the one (1) year period provided for herein) for a purchase price not less than 95% of the purchase price set forth in Lessor's offer and such other terms and conditions acceptable to Lessor without any further obligation to Lessee under this Right of Second Offer, provided, however, Lessee's Right of Second Offer shall be reinstated following the expiration of such one (1) year period if Lessor shall fail to sell the Unit within said one (1) year period.

     Notwithstanding anything to the contrary contained herein, the Right of Second Offer provided for herein shall be null and void and of no force and effect upon judicial foreclosure or the granting of a deed in lieu of foreclosure. This Right of Second Offer is subject and subordinate to the Right of First Offer previously granted by Beneficial Owner to Schering.

     47. Environmental Laws.

     (a) Compliance with Environmental Laws. Lessee shall, at Lessee's own expense, promptly comply with each and every Legal Requirement now or hereafter existing related in any way to environmental matters (collectively, "Environmental Laws"), applicable to the Premises, Lessee, Lessee's operations at the Premises, or all of them. As used herein, "Contaminant" shall mean, without limitation, any regulated substance, toxic substance hazardous substance, hazardous waste, pollution, pollutant, irritant or contaminant, as defined or referred to in the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1 et seq.; the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq.; the Hazardous Substances Discharge, Reports and Notices Act, N.J. S.A. 13:1 K-15 et seq.; the Industrial Site Recovery Act, N.J. S.A. 13:1K-6 et seq. ("ISRA"); the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21 et seq., and the federal underground storage tank law (Subtitle 1) of Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 6901 et seq.; the Water Pollution and Control Act, 33 U.S.C. 1251 et seq. together with any amendments to any of the foregoing, any regulations promulgated under any of the foregoing and all substitutions under any of the foregoing, as well as words of similar purport or meaning referred to in any other applicable Environmental Law, including, without limitation, radon, lead, asbestos, polychlorinated biphenyls, urea-formaldehyde and petroleum products and petroleum derivatives. If any Environmental Law defines any of these terms more broadly than another, the broader definition shall apply.

     (b) ISRA Compliance. Lessee shall, at Lessee's own expense, comply with ISRA and the regulations promulgated thereunder and any amending and successor legislation and regulations.

     (c) Information to Lessor. At no expense to Lessor, Lessee shall promptly provide all information and sign all documents reasonably requested by Lessor with respect to compliance with Environmental Laws.

     (d) Lessor, Lender Audit. Lessee shall permit Lessor, Lender and their representatives access to the Premises, from time to time, to conduct an environmental assessment, investigation and sampling. (e) Lessee's Remediation. Should any assessment, investigation or sampling reveal the existence of any spill, discharge or placement of Contaminants in, on, under, or about or migrating from or onto the Premises, the Building or the Land, as the result of the action or omission of Lessee or a "Lessee Responsible Party", then, in addition to being in default under this Lease and Lessor having all rights available to Lessor under this Lease and by law by reason of such default, Lessee shall, at Lessee's own expense, in accordance with Environmental Laws, undertake all action required by Lessor and any governmental authority to remediate such condition, including without limitation, promptly obtaining and delivering to Lessor an unconditional No Further Action Letter or its equivalent issued in accordance with all Legal Requirements. For purposes of this Section 47, the term "Lessee's Responsible Party" shall mean any officer, director, employee, agent, licensee, assignee, sublessee or invitee of Lessee. Lessee's remedial action shall meet those standards and protocols established by the applicable governmental authority for soil, surface water, groundwater and drinking water. Promptly upon completion of all required investigatory and remedial activities, Lessee shall, at Lessee's own expense, to Lessor's satisfaction, restore the affected areas of the Premises, the Building or the Land, as the case may be, from any damage or condition caused by the investigatory or remedial work.

     (f) Environmental Questionnaire. Lessee shall, from time to time, but no more frequently than once each calendar year, upon Lessor's request, fill out and complete the environmental questionnaire attached hereto as Exhibit C (which questionnaire may be revised by Lessor from time to time in its reasonable discretion) with respect to Contaminants upon the Premises and within the Building, as a result of the activities of Lessee or any Lessee Responsible Party.

     (g) Environmental Documents and Conditions.  For purposes of this
     Section 47, the term "Environmental Documents" shall mean all environmental documentation concerning the Building or the Land, of which the Premises is a part, or its environs, in the possession or under the control of Lessee, including, without limitation, plans, reports, correspondence and' submissions. During the term of this Lease, promptly upon receipt by Lessee or its agents, Lessee shall deliver to Lessor all Environmental Documents concerning or generated by or on behalf of Lessee, whether currently or hereafter existing. In addition, Lessee shall promptly notify Lessor of any environmental condition of which Lessee has knowledge, which may exist in, on, under, or about, or may be migrating from or onto the Building or the Land.

     (h) Lessor's Right to Perform Lessee's Obligations. Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Lessee is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises, the Building or the Land, as the case may be, then, at Lessor's discretion, Lessor shall have the right, upon notice to Lessee, from time to time, to perform such activities at Lessee's expense, and all sums reasonably incurred by Lessor shall be paid by Lessee to Lessor, upon demand, as Additional Rent.

     (i) Indemnity. Lessee agrees, to the fullest extent permitted by law, to indemnify, defend and hold harmless Lessor, Lender and their respective officers, directors, shareholders, employees and personal or legal representatives from and against any and all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including, without limitation, counsel, engineering and other professional or expert fees, which an indemnified party may incur resulting directly or indirectly, wholly or partly from Lessee's actions or omissions with regard to Lessee's obligations under this
     Section 47.

     (j) Survival. This Section 47 shall survive the expiration or earlier termination of this Lease. Without limiting any other rights or remedies of Lessor under this Lease, Lessee's failure to abide by the terms of this Section 47 shall be restrainable or enforceable, as the case may be, by injunction.

     48. Attorney's Fees. In addition to any other rights and remedies hereunder, in the event of any default by Lessee or Lessor under this Lease, the defaulting party shall reimburse the other party for all attorneys' fees and costs reasonably incurred by the other party in enforcing its rights under this Lease or in exercising any rights and remedies available to it under this Lease or otherwise. Notwithstanding the foregoing, no sum payable by Lessor to Lessee under this Section 48 will be payable or recoverable from any rent or sums pledged or assigned (or intended to have been pledged or assigned) by Lessor to Lender, Lessee's right to recover such sums from Lessor being subordinate to the rights of Lender, such sums only being recoverable after payment to Lender in full of all principal, interest and other sums secured by its Mortgage.

     49. Replacement of 1987 Lease. As of the Commencement Date, all terms and conditions of the 1987 Lease shall be replaced in their entirety by the terms and conditions of this Lease. Notwithstanding the foregoing, (i) neither Beneficial Owner nor Lessee, by executing and delivering this Lease, waives its rights to any claim it may have against the other under the 1987 Lease which accrued prior to the execution and delivery of this Lease, Lessee acknowledging and agreeing, however, that it shall have no rights or claims whatsoever against Lessor with respect to any matter other than Lessor's rights and obligations arising under this Lease following the Commencement Date, and (ii) for purposes only of allocations among Lessee and subtenants of Lessee under subleases created by Lessee under the 1987 Lease, the definition of the term "operating expenses" used in the 1987 Lease shall be deemed to survive replacement of the 1987 Lease (provided the foregoing shall in no way diminish, limit or otherwise affect Lessee's obligations under this Lease).

     50. Limitation on Lessor's Liability. Notwithstanding anything to the contrary herein, Lessee agrees that the partners and/or members of the Lessor shall have no personal liability with respect to a breach by Lessor of any of the terins and conditions of this Lease. In addition, Lessee agrees that in the event of any such breach of any of the terms or conditions of this Lease by Lessor, Lessor's liability for such breach shall be limited to the value of Lessor's equity interest in the Premises, and Lessee shall look solely to such equity interest of Lessor for the satisfaction of any claim or judgment which Lessee may have or obtain against Lessor as a result of such breach.

     51. Title and Condition.

     (i) The Premises are demised and let subject to the following: (A) Impositions (as defined herein), Legal Requirements, any matters consented to by Lessee, those covenants, restrictions, reservations, liens, conditions, encroachments, easements, encumbrances and other matters of title that affect the Premises as of the date of the Lease (including, without limitation, the Master Deed) or which arise due to the acts or omissions of Lessee, or due to the acts or omissions of Lessor with Lessee's consent, after the date hereof (collectively the "Permitted Encumbrances"), (B) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (C) the condition of the Premises as they exist as of the date of this Lease; all without representation or warranty by Lessor, it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

     (ii) Lessor has not made and will not make any inspection of any of the premises, and Lessor leases and will lease and Lessee takes and will take the premises "as is", and Lessee acknowledges that Lessor (whether acting as Lessor hereunder or in any other capacity) has not made and will not make, nor shall Lessor be deemed to have made, any warranty or representation, express or implied, with respect to any of the premises, including any warranty or representation as to its fitness for use or purpose, design or condition for any particular use or purpose, as to the quality of the material or workmanship therein, latent or patent, as to Lessor's title thereto, or as to value, compliance with specifications, location, use, condition, merchantability, quality, description, durability or operation, it being agreed that all risks incident thereto are to be borne by Lessee. Lessee acknowledges that the premises are of its selection and to its specifications, and that the premises have been inspected by lessee and are satisfactory to it. In the event of any defect or deficiency in any of the premises of any nature, whether patent or latent, Lessor shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this section have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Lessor, express or implied, with respect to any of the premises, arising pursuant to the uniform commercial code or any other law now or hereafter in effect or otherwise.

     (iii) Lessee acknowledges and agrees that Lessee has examined the title to the Premises prior to the execution and delivery of this Lease (including, without limitation, the Master Deed and all other recorded documents, and documents referred to in recorded documents, governing the Liberty Hall Corporate Center Condominium) and has found such title to be satisfactory for the purposes contemplated by this Lease.

     52. Payment of Impositions, Compliance with Legal Requirements and Insurance Requirements.

     (a) Lessee shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Lessee assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Lessee to pay or discharge any of the foregoing, Lessor shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.

     (b) Lessee shall promptly comply with and conform to (in all material respects) all of the Legal Requirements and insurance Requirements. Lessee shall promptly upon written reasonable request of Lessor provide evidence of such compliance.
     (c) Lessee shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on the Premises, on the Basic Rent, Additional Rent or on any other sums payable by Lessee under this Lease, other than the Permitted Encumbrances and any Mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Lessor or those claiming by, through or under Lessor (except Lessee). Notice is hereby given that Lessor shall not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding any of the Premises through or under Lessee, and that no construction or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to any of the Premises.

     (d) In no event shall Lessee pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Lessor or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Lessee has not made provisions reasonably acceptable to Lessor and Lender or (iii) defeasance of its interest in the Premises.

     (e) Lessee agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Lessee shall have the right to attempt to settle or compromise such contest through negotiations. Lessee shall pay and save Lender and Lessor harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof (f) Nothing in this Lease and no action or inaction by Lessor shall be deemed or construed to mean that Lessor has granted to Lessee any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Lessor in any of the Premises.

     53. Net Lease.

     (a) This is a net Lease and Basic Rent, Additional Rent and all other sums payable hereunder by Lessee shall be paid without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.

     (b) Lessee agrees that it shall remain obligated under this Lease in accordance with its provisions and that it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor, (ii) the exercise of any remedy, including foreclosure, under any Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Lessor under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Lessor or by any court under the Federal Bankruptcy Code or otherwise.

     (c) Except as expressly provided in Sections 10(c) and 11(c) Of this Lease, (i) Lessee shall not have any right to terminate this Lease for any reason whatsoever during the Term, and (ii) Lessee shall not for any reason whatsoever be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease.

     (d) This Lease is the absolute and unconditional obligation of Lessee. Lessee waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, and
     (iii) for any statutory lien or offset right against Lessor or its property.

     54. Miscellaneous.

     (a) No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate. No such merger shall occur unless and until all persons (including, without limitation, any Lender) having any interest in this Lease or the leasehold estate created hereby, and the fee estate in or ownership of the Premises sought to be merged, shall join in a written instrument effecting such merger and shall duly record the same.

     (b) No Representations. Neither Lessor nor Lessor's agents have made any representations or promises with respect to the Premises, the Building or the Land.

     (c) Corporate Authority. Lessee does hereby represent and warrant (i) that Lessee is a duly authorized and existing corporation, in good standing and qualified to do business in the State of New Jersey, (ii) that Lessee has fall right and authority to execute, deliver and perform this Lease, (iii) that Lessee's execution, delivery and performance of this Lease has been approved by all necessary corporate action on Lessee's part, (iv) that all permits, consents and approvals (if any) required of any governmental or quasi-governmental agency, bureau, regulatory body or other authority for Lessee's execution, delivery and performance of this Lease have been obtained and remain in full force and effect, and (v) that each of the persons signing on behalf of Lessee is duly authorized to do so.

     (d) No Usury, Etc. The intention of the parties being to conform strictly to the applicable usury and other laws restricting amounts payable by a debtor to a creditor or a lessee to a lessor, whenever any provision herein provides for payment by Lessee to Lessor of interest or any other monies at a rate or in an amount in excess of the legal rate or amount permitted to be charged or paid, such rate or amount herein provided to be paid shall be deemed reduced to such legal rate or amount.

     (e) Performance of Obligations. Subject to the terms of this Lease, any act which Lessor is permitted to perform under this Lease may be performed at any time and from time to time by Lessor or any person or entity designated by Lessor. Any act which Lessee is required to perform under this Lease shall be performed at Lessee's sole cost and expense by Lessee or any person or entity designated by Lessee.

     (f) Surrender of Premises. At the expiration or sooner termination of this Lease, Lessee shall promptly quit and surrender the Premises in broom-clean condition reasonable wear and tear excepted, and shall deliver all keys and combinations to locks, safes and vaults to Lessor. Before surrendering said Premises, Lessee shall remove (i) all of its improvements and trade fixtures described on Exhibit B hereto,
     (ii) its signs, and (iii) and other property and items required to be removed by Lessee under Section 6 of this Lease, and will repair any damage caused thereby. Lessee's obligations under this Section 54(f) shall survive the expiration of the Term. If Lessee fails to remove its property upon the expiration or sooner termination of this Lease, the said property shall, at Lessor's option, be deemed abandoned and shall become the property of Lessor and Lessee shall be liable to Lessor for all costs incurred by Lessor related to such property. No act or thing done by Lessor or its agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Lessor.

     (g) Lessor Consent. Lessee acknowledges that so long as any Mortgage exists, no consent of or approval of Lessor shall be effective without the prior written consent of Lender, and that Lender, in Lender's sole and absolute discretion, may withhold or condition in anyway its consent to any consent, approval, waiver, extension, forbearance or other act by Lessor (including, without limitation, any amendment or modification of this Lease or of any document executed by Lessee in connection herewith or of the Master Deed) which would or could, directly or indirectly, (i) diminish the amount or delay the time for payment of any Basic Rent, Additional Rent or other sum payable under this Lease, (ii) alter in any way the absolute and unconditional nature of Lessee's obligations under this Lease or diminish, defer, suspend, delay the time for performance, waive or otherwise affect in any way any such obligations, (iii) result in any termination of this Lease prior to the end of its scheduled Term, (iv) adversely affect the value of the Premises, (v) adversely affect in any way any rights, remedies, powers or benefits of Lessor under this Lease, (vi) adversely affect in any way any rights, remedies, powers, benefits or estate of Lessor as the owner of the Corporate Center One Unit of the Liberty Hall Corporate Center Condominium, (vii) adversely affect any of the rights of Lender under the Mortgage or any other document relating to the loan secured thereby, or (viii) otherwise, in Lender's judgment, materially diminish any of the rights of Lessor under this Lease. Notwithstanding anything above to the contrary, Lender's consent shall not be required with respect to any extension of this Lease beyond its scheduled Term or to the provisions of this Lease applicable during any renewal term, provided, that, the provisions of any such extension do not directly or indirectly affect any of the provisions of this Lease or the rights or obligations of the parties in effect during the scheduled Term hereof, and further provided that Lessor and Lessee shall provide Lender a copy of any instrument intended to effect any extension of this Lease prior to its execution by Lessor and Lessee.

     (h) Statements. If and so long as Lessee is a public company, Lessee shall submit to Lessor and/or such other person or entity as Lessor may designate, when filed with the Securities and Exchange Commission, copies of each Form 10Q and 10K filed by Lessee during the Term. If at any time Lessee is not a public company, Lessee shall submit to Lessor and/or such other person or entity as Lessor may designate (a) such financial statements of Lessee which are reasonably requested by Lessor, and (b) annual audited financial reports, and quarterly audited or unaudited financial reports, of lessee within one hundred twenty (120) days following the close of each fiscal year (in the case of annual reports), and within forty-five days following the close of each fiscal quarter (in the case of quarterly reports).

     (i) Responsible Officer of Lessee. As used in this Lease, the term "Responsible Officer of Lessee" means any of the following: (i) the head of any operating division or business unit of Lessee who is charged with overall supervisory responsibility for the administration of this Lease and/or for the maintenance, management and operation of the Premises; or (ii) any person occupying the position of Chairman, President, Chief Executive Officer, Chief0perating Officer, Chief Financial Officer, Chief Administrative Officer, General Counsel, Secretary, Senior Vice President and/or Vice President of Lessee.

     55. Compliance with Americans with Disabilities Act. Notwithstanding anything contained herein to the contrary, Lessee shall be responsible for all repairs, replacements, maintenance and liabilities with respect to any improvements made to the Premises by Lessee and any such repairs, replacements, maintenance and improvements shall comply with the Americans with Disabilities Act. In addition, Lessee shall be responsible for, and shall indemnify Lessor with respect to, any costs and expenses in connection with the Premises being in compliance with the Americans with Disabilities Act.

     56. Lender Approval and Modifications. Lessor and Lessee agree to modify this Lease to accommodate any Lender's reasonable requests, provided that doing so will no impose any additional obligation upon Lessee.

     In Witness Whereof, the parties have hereunto set their hands an dseals the day and year first above written.

     Liberty Hall Joint Venture, L.L.C.
     A Delaware Limited Liability Company
     By:  Liberty Hall Joint Venture, its Member
     By:  Cali Liberty Associates, its General Partner

     By: /s/ Brant B. Cali
     Title:  General Partner

     NUI Corporation
     A New Jersey Corporation

     By: /s/ James R. Van Horn
     Title:  Chief Administrative Officer,
             General Counsel & Secretary

     Acknowledgement and Consent

     The undersigned executes below for the sole purpose of acknowledging and consenting to this Amended and Restated Lease the day and ear first above written.

     Liberty Hall Joint Venture
     A New Jersey General Partnership
     By:  Cali Liberty Hall Assocites
     Its General Partner

     By: /s/ Brant B. Cali
     Title:  General Partner